UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2025

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 MISSION RIDGE GOODLETTSVILLE, TN	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.875 per share	DG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 12, 2025, the Board of Directors (the “Board”) of Dollar General Corporation (the “Company”) appointed Emily C. Taylor as Chief Operating Officer of the Company, effective November 16, 2025 (the “Effective Date”).

Ms. Taylor, age 49, has served as the Company’s Executive Vice President and Chief Merchandising Officer since September 2020 and will relinquish such role on the Effective Date. She joined Dollar General in 1998 and held roles of increasing responsibility in investor relations, financial planning and analysis, merchandise planning, pricing and merchandising operations prior to her promotion to Vice President, Pricing & Merchandise Data Optimization, in March 2011. She then served as Vice President, Merchandising Operations (March 2012 to April 2014), was subsequently promoted to Senior Vice President, General Merchandise Manager (April 2014 to September 2019), and served as Senior Vice President, Channel Innovation (September 2019 to September 2020).

In connection with her promotion, the Compensation and Human Capital Management (“CHCM”) Committee of the Board approved: (1) an annual base salary increase from $850,000 to $950,000, effective as of the Effective Date; and (2) an increase in Ms. Taylor’s targeted annual cash incentive under the Company’s Teamshare incentive plan from 75% to 100% of her base salary, prorated for fiscal year 2025 from the Effective Date, subject to performance criteria and other terms established by the CHCM Committee for the Company’s Teamshare incentive plan. Subject to the terms and provisions, including accelerated vesting terms, as may be approved by the CHCM Committee at the time of grant, Ms. Taylor also will receive an equity award with an estimated aggregate value of approximately $209,000 consisting of restricted stock units (“RSUs”) vesting ratably over three years. The RSUs will be granted under the Dollar General Corporation 2021 Stock Incentive Plan.

The Company and Ms. Taylor entered into an amendment to Ms. Taylor’s employment agreement, effective November 16, 2025 (the “Amendment to Employment Agreement”), to reflect her title change and the increase in her annual base salary. The foregoing description of the Amendment to Employment Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the text of such document, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. Except as described herein, all other terms of Ms. Taylor’s existing employment agreement with the Company and other compensatory arrangements, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2024, and in the Company’s definitive proxy statement for its 2025 annual meeting of shareholders filed with the SEC on April 8, 2025, remain in full force and effect.

There are no arrangements or understandings between Ms. Taylor and any other person pursuant to which she was selected to become Chief Operating Officer, nor are there any family relationships between Ms. Taylor and any of the Company’s directors or other executive officers. None of Ms. Taylor or any of her related persons has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

In addition, on November 12, 2025, the Company eliminated the position of Executive Vice President, Strategy and Development, held by Steven R. Deckard. Mr. Deckard’s last day of employment with the Company was November 12, 2025.

ITEM 7.01	REGULATION FD DISCLOSURE.

On November 13, 2025, the Company issued a press release regarding certain of the matters discussed in Item 5.02. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information contained within this Item 7.01, including the information in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired. N/A
(b)	Pro forma financial information. N/A
(c)	Shell company transactions. N/A
(d)	Exhibits. See Exhibit Index to this report.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement, by and between Dollar General Corporation and Emily C. Taylor, effective November 16, 2025

99.1	News release issued November 13, 2025

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2025	DOLLAR GENERAL CORPORATION

	By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Executive Vice President and General Counsel

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